Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Dendreon Corporation’s 2009 Equity Incentive Plan of our reports dated March 11, 2009, with respect to the consolidated financial statements of Dendreon Corporation, and the effectiveness of internal control over financial reporting of Dendreon Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, WA
July 14, 2009